EXHIBIT 99.1
FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                       Jeanne Prayther
Director of Marketing Communications                     Chief Financial Officer
            + 1-561-981-2119                             + 1-561-981-2004
tgyulafia@daleen.com                                     jprayther@daleen.com
--------------------                                     -----------------------

               Daleen Reports First Quarter 2003 Operating Results Company Makes Significant Gain in Revenues; Decreases Net Loss


BOCA RATON, Fla. - April 29, 2003 - Daleen Technologies, Inc. (OTCBB: DALN.OB), a global provider of licensed and outsourced billing, customer care, event management, and revenue assurance solutions for traditional and next generation service providers, today reported its first quarter of consolidated results since the company acquired Abiliti Solutions on December 20, 2002. Daleen's revenues were $4.1 million for the first quarter of 2003, compared to $1.4 million for the fourth quarter of 2002, and $1.9 million for the same period in 2002. Revenues for the fourth quarter of 2002 included only ten days of results for Abiliti. Net loss for the first quarter of 2003 was $1.4 million, or $0.03 per share, compared to a net loss of $3.0 million, or $0.11 per share, for the fourth quarter of 2002, and a $2.8 million net loss, or $0.13 per share in the first quarter of 2002. The company's total cash and cash equivalents used in the quarter was $500,000, a significant improvement over previous quarters.

"The addition of a more predictable revenue stream from our outsourcing operations is a significant factor that improves our ability to manage our business," said Jeanne Prayther, chief financial officer for Daleen. "We achieved or exceeded each of our financial goals this quarter, generating measurable improvements in revenues and net loss, while dramatically reducing our use of cash."

First Quarter Highlights:

o The company continued to demonstrate progress in its financial performance. While revenues for the consolidated operations increased significantly, expense growth was limited to less than 30%, producing a substantial decrease in net loss per share.

o Total expenses were $5.6 million for the first quarter of 2003, compared to $4.3 million for the previous quarter, as a direct result of the company's expanded size and operations. Through the acquisition of Abiliti, Daleen doubled its employee count and added a second base of operations in St. Louis. Despite this expansion, the company was able to sustain only a 30% increase in its quarterly expense levels.

o Daleen announced a multi-year outsourcing contract with EurekaGGN, a New York-based CLEC that provides integrated communications services for businesses in major metropolitan areas across the U.S. Eureka's solution leverages both of Daleen's core products - its RevChain(TM) billing and customer management software and Simpliciti.net(TM) event management and revenue assurance software - which will both be delivered through the company's BillingCentral(R) ASP. This will be the first implementation of RevChain through BillingCentral.

Daleen Reports First Quarter Operating Results                               2-2


o The level of service-related activity with current customers continues to increase. Nine customers have renewed maintenance contracts for the year, and three customers have signed new license agreements or initiated projects to upgrade their existing BillPlex(R) systems. In addition, activities associated with the implementation of RevChain at Eschelon Telecom are continuing on an aggressive schedule.


"I am very pleased with the level of progress we are able to report so quickly after the transaction with Abiliti," said Gordon Quick, president and chief executive officer of Daleen Technologies. "This is still a very difficult market which requires discipline and focus. However, our results this quarter provide strong reinforcement that our strategy is on target, and that by adhering to our plan, we can continue to drive positive growth in our business."

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing, customer care, event management and revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's RevChain(TM) billing and customer management solutions utilize advanced Internet technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. With its recent acquisition of the assets of Abiliti Solutions, Inc., Daleen expanded its presence among large network wholesalers and resellers in the U.S., adding new product and delivery capabilities, including the Simpliciti.net(TM) event management software and BillingCentral(R) ASP outsourcing solutions. More information is available at http://www.daleen.com.

Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the ability of the Company to successfully integrate the Abiliti assets, operations and management; the Company's ability to successfully implement its aggregation strategy; our inability to achieve profitability; customers' and potential customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; on-going securities class action against the Company; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its 2003 Annual Meeting Proxy Statement and the most recently filed Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain, Simpliciti.net and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.


                   Daleen Technologies, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                    Unaudited


                                                  March 31          December 31
                                                    2003               2002
                                                  --------          -----------

                                 Assets
Current assets:
   Cash and cash equivalents                          $    6,080       $    6,589
   Restricted Cash                                            30               30
   Accounts receivable, net                                2,071            2,761
   Other current assets                                      708            1,022
                                                      ----------       ----------

                     Total current assets                  8,889           10,402


Property and equipment, net                                1,545            1,824
Goodwill                                                   5,086            5,086
Other assets                                               1,082            1,477
                                                      ----------       ----------

             Total assets                             $   16,602       $   18,789
                                                      ==========       ==========

             Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                          268              368
   Accrued payroll and other accrued expenses              2,489            2,740
   Billings in excess of costs                               706              616
   Deferred revenue                                          664            1,279
   Other current liabilities                                 180               53
                                                      ----------       ----------

             Total current liabilities                     4,307            5,056
   Other long term liabilities                                 9               26
                                                      ----------       ----------

             Total liabilities                             4,316            5,082

Total stockholders' equity                                12,286           13,707
                                                      ----------        ---------

       Total liabilities and stockholders' equity     $   16,602       $   18,789
                                                      ==========       ==========




                   Daleen Technologies, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                      (in thousands except per share data)
                                    Unaudited

                                                                   Three Months Ended
                                                    --------------------------------------------
                                                      March 31         December 31      March 31
                                                       2003              2002            2002
                                                      --------         -----------      --------
Revenue:
   License fees                                     $      245         $      90      $     211
   Professional services and other                       3,824             1,282          1,689
                                                    ----------         ---------      ---------

                        Total revenue                    4,069             1,372          1,900
                                                    ----------         ---------      ---------

Cost of revenue:
   License fees                                            303               101              36
   Professional services and other                       1,067               503           1,003
                                                    ----------         ---------      ----------

                        Total cost of revenue            1,370               604           1,039
                                                    ----------         ---------      ----------

Gross margin                                             2,699               768             861

Operating expenses:
   Sales and marketing                                     900               705           1,149
   Research and development                              1,681               869           1,328
   General and administrative                            1,614             2,135           1,333
                                                    ----------         ---------      ----------

                        Total operating expenses         4,195             3,709           3,810
                                                    ----------         ---------      ----------
Operating loss                                         (1,496)           (2,941)         (2,949)
                                                    ----------         ---------      ----------

Total interest income and nonoperating expense, net         78              (65)             147
                                                    ----------         ---------      ----------

Net loss applicable to common shareholders          $  (1,418)         $ (3,006)      $  (2,802)
                                                    ==========         =========      ==========

   Net loss applicable to common shareholders
            per share - basic and diluted           $   (0.03)         $  (0.11)      $   (0.13)
                                                    ==========         =========      ==========

Weighted average outstanding shares -
    basic and diluted                                  45,829             26,461          22,225
                                                    =========           ========      ==========
